Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-237918

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
3.000% Senior Notes due 2030	$270,880,000	$35,160
Total	$270,880,000	$35,160

(1)

Calculated pursuant to Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). The fee payable in connection with the offering pursuant to this prospectus supplement has been paid in accordance with Rule 456(b) under the Securities Act.

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL 30, 2020

$250,000,000

NVR, Inc.

3.000% Senior Notes Due 2030

We are offering $250,000,000 of our 3.000% senior notes due 2030. We will pay interest on the notes issued in this offering semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2020. The notes will mature on May 15, 2030.

At our option, we may redeem some or all of the notes at any time at the redemption prices set forth in this prospectus supplement. We are required to offer to purchase the notes if we experience a change of control under certain circumstances.

The notes will constitute a further issuance of, and form a single series with, our outstanding 3.000% senior notes due 2030 issued on May 4, 2020 in the principal amount of $600,000,000, which we refer to as the initial notes. The terms of the notes offered hereby, other than their issue date and issue price, will be identical to the terms of the initial notes. The notes offered hereby will be treated as a single series of securities with the initial notes under the indenture (as defined herein), will be fungible with the initial notes for U.S. federal income tax purposes, will have the same CUSIP number as the initial notes and will trade interchangeably with the initial notes immediately upon settlement. Holders of the notes and the initial notes will vote as one class under the indenture.

The notes will be our senior unsecured obligations and will rank equally in right of payment with our existing and future unsecured senior indebtedness, will rank senior in right of payment to any of our future indebtedness that is by its terms expressly subordinated to the notes and will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The notes will not be guaranteed by any of our subsidiaries and will be structurally subordinated to all obligations of our subsidiaries.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement.

	Per Note	Total
Public Offering Price(1)	108.352%	$270,880,000
Underwriting Discount	0.250%	$625,000
Proceeds to NVR, Inc. (before expenses)(1)	108.102%	$270,255,000

(1)	Plus interest deemed to have accrued from May 4, 2020 to, but excluding, the settlement date for the notes.

Delivery of the notes in book-entry form will be made on or about September 9, 2020.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse

The date of this prospectus supplement is September 3, 2020.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the notes that we are currently offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the notes that we are currently offering. Generally, the term “prospectus” refers to both parts combined.

You should read this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein and therein. We have not, and the underwriter has not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date expressly indicated or, if none, the date of the document containing such information. Our business, financial condition, results of operations, cash flows and prospects may have changed since those dates. The notes are being offered and sold only in jurisdictions where offers and sales are permitted.

If the information contained or incorporated by reference in this prospectus supplement varies in any way from the information contained or incorporated by reference in the accompanying prospectus, you should rely on the information contained or incorporated by reference in this prospectus supplement and not the information in the accompanying prospectus. If the information contained or incorporated by reference in this prospectus supplement varies in any way from any other information incorporated by reference herein, you should rely on the information contained in the more recent document.

Certain numerical figures set forth in this prospectus supplement have been subject to rounding adjustments.

In this prospectus supplement, the terms “NVR,” “we,” “our” and “us” refer to NVR, Inc. and its subsidiaries, unless the context requires otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus supplement and accompanying prospectus, the documents incorporated by reference herein and therein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained or incorporated by reference in this document include those regarding market trends, our financial position and financial results, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: the impact of COVID-19 on us and the economy generally; general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by us and our customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by us in our homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which we have little or no control. We undertake no obligation to update such forward-looking statements except as required by law. For additional information regarding risk factors, see “Risk Factors” in our 2019 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2020, in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, filed with the SEC on May 7, 2020 and August 3, 2020, respectively, and in this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus. Because this is a summary, it may not contain all the information that is important to you. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Company

NVR, Inc. (“NVR”) was formed in 1980 as NVHomes, Inc. Our primary business is the construction and sale of single-family detached homes, townhomes and condominium buildings, all of which are primarily constructed on a pre-sold basis. To more fully serve customers of our homebuilding operations, we also operate a mortgage banking and title services business. We conduct our homebuilding activities directly. Our mortgage banking operations are operated primarily through a wholly owned subsidiary, NVR Mortgage Finance, Inc. (“NVRM”).

We are one of the largest homebuilders in the United States. We operate in multiple locations in fourteen states, which are primarily in the eastern part of the country, and in Washington, D.C. During 2019, approximately 22% and 9% of our home settlements occurred in the Washington, D.C. and Baltimore, MD metropolitan areas, respectively, which accounted for approximately 27% and 11%, respectively, of our 2019 homebuilding revenues. Our homebuilding operations include the construction and sale of single-family detached homes, townhomes and condominium buildings under three trade names: Ryan Homes, NVHomes and Heartland Homes. Our Ryan Homes product is marketed primarily to first-time and first-time move-up buyers. Ryan Homes operates in thirty-two metropolitan areas located in Maryland, Virginia, Washington, D.C., West Virginia, Pennsylvania, New York, North Carolina, South Carolina, Florida, Ohio, New Jersey, Delaware, Indiana, Illinois and Tennessee. Our NVHomes and Heartland Homes products are marketed primarily to move-up and luxury buyers. NVHomes operates in Delaware and the Washington, D.C., Baltimore, MD and Philadelphia, PA metropolitan areas. Heartland Homes operates in the Pittsburgh, PA metropolitan area. We believe we have been among the industry leaders in terms of financial performance when compared against other publicly traded homebuilders.

We generally do not engage in land development. Instead, we typically acquire finished building lots at market prices from various third party land developers pursuant to fixed price finished lot purchase agreements (“Lot Purchase Agreements”) that require deposits that may be forfeited if we fail to perform under the Lot Purchase Agreements. The deposits required under the Lot Purchase Agreements are in the form of cash or letters of credit in varying amounts and typically range up to 10% of the aggregate purchase price of the finished lots.

We believe that our lot acquisition strategy avoids the financial requirements and risks associated with direct land ownership and land development. We may, at our option, choose for any reason and at any time not to perform under these Lot Purchase Agreements by delivering notice of our intent not to acquire the finished lots under contract. Our sole legal obligation and economic loss for failure to perform under these Lot Purchase Agreements is limited to the amount of the deposit pursuant to the liquidated damage provision contained within the Lot Purchase Agreements. We do not have any financial guarantees or completion obligations and we typically do not guarantee lot purchases on a specific performance basis under these Lot Purchase Agreements. None of the creditors of any of the development entities with which we have entered these Lot Purchase Agreements have recourse to our general credit. We generally seek to maintain control over a supply of lots believed to be suitable to meet our five-year business plan.

In addition to constructing homes primarily on a pre-sold basis and utilizing what we believe is a conservative lot acquisition strategy, we focus on obtaining and maintaining a leading market position in each market we serve. This strategy allows us to gain valuable efficiencies and competitive advantages in our markets, which we believe contributes to minimizing the adverse effects of regional economic cycles and provides growth opportunities within these markets. Our continued success is contingent upon our ability to control an adequate supply of finished lots on which to build. As a result, in certain specific strategic circumstances we deviate from our historical lot acquisition strategy and engage in joint venture arrangements with land developers or directly acquire raw ground already zoned for its intended use for development. Once we acquire control of raw ground, we determine whether to sell the raw parcel to a developer and enter into a Lot Purchase Agreement with the developer to purchase the finished lots or hire a developer to develop the land on our behalf. While joint venture arrangements and direct land development activity are not our preferred method of acquiring finished building lots, we may enter into additional transactions in the future on a limited basis where there exists a compelling strategic or prudent financial reason to do so. We expect, however, to continue to acquire substantially all of our finished lot inventory using Lot Purchase Agreements with forfeitable deposits.

In addition to building and selling homes, we provide a number of mortgage-related services through our mortgage banking operations. Through operations in each of our homebuilding markets, NVRM originates mortgage loans almost exclusively for our homebuyers. NVRM generates revenues primarily from origination fees, gains on sales of loans and title fees. NVRM sells all of the mortgage loans it closes into the secondary markets on a servicing released basis.

We are incorporated in the Commonwealth of Virginia. Our principal executive offices are located at 11700 Plaza America Drive, Suite 500, Reston, Virginia 20190 and our telephone number is (703) 956-4000.

The Offering

The summary below describes the principal terms of the notes. Some of the terms described below are subject to important limitations and exceptions. See “Description of Notes” for a more detailed description of the notes.

Issuer	NVR, Inc.

Notes Offered	$250,000,000 aggregate principal amount of 3.000% senior notes due 2030.

Part of Existing Series	The notes will be issued as additional notes under the indenture, as supplemented, pursuant to which we previously issued our outstanding 3.000% senior notes due 2030. The terms of the notes, other than their issue date and issue price, will be identical to the terms of the initial notes. The notes will be treated as a single series of securities with the initial notes under the indenture, will be fungible with the initial notes for U.S. federal income tax purposes, will have the same CUSIP number as the initial notes and will trade interchangeably with the initial notes immediately upon settlement. Holders of the notes and the initial notes will vote together as one class under the indenture.

Maturity	The notes will mature on May 15, 2030.

Interest	The notes will bear interest at a rate of 3.000% per year and interest will be paid semi-annually in arrears on May 15 and November 15, beginning on November 15, 2020. The first interest payment on the notes will include accrued interest from May 4, 2020, the issuance date of the initial notes.

Guarantees	None.

Ranking	The notes will be our senior unsecured obligations and will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The notes will be structurally subordinated to all obligations of our subsidiaries and will rank pari passu in right of payment with our existing and future unsecured senior indebtedness. The notes will rank senior in right of payment to any future indebtedness we may incur that is by its terms expressly subordinated to the notes.

Optional Redemption	We may redeem the notes, in whole or in part, at any time prior to the date that is six months prior to the maturity of the notes upon not less than 15 nor more than 60 days’ notice at a “make-whole” redemption price plus accrued and unpaid interest.

On or after the date that is six months prior to the maturity of the notes, we may redeem the notes, in whole or in part, upon not less than 15 nor more than 60 days’ notice at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest. For more details, see “Description of Notes—Optional Redemption.”

Certain Covenants

The indenture that will govern the notes includes several covenants which will, among other things and subject to certain exceptions, restrict our ability and the ability of our restricted subsidiaries to:

•  create, incur, assume or guarantee secured debt; and

•  enter into sale and leaseback transactions.

For more details, see “Description of Notes—Certain Covenants.”

Change of Control Repurchase Event	Upon the occurrence of both a Change of Control and a Below Investment Grade Rating Event (each as described in “Description of Notes”), we will be required, unless we have exercised our right to redeem the notes, to make an offer to each holder to repurchase all or any part of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest to the date of repurchase.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes.

No Listing	The initial notes are not listed and we do not intend to apply to list the notes on any securities exchange or to seek their admission to trading on any automated quotation system. An active trading market for the notes may not be available.

Risk Factors	See “Risk Factors” and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS

In addition to the description of the risks related to our business, which are incorporated by reference in this prospectus supplement from our 2019 Annual Report on Form 10-K filed with the SEC on February 19, 2020, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, filed with the SEC on May 7, 2020 and August 3, 2020, respectively, and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the following risk factors before making an investment in the notes. The risks described below and in the documents incorporated by reference in this prospectus supplement are not the only risks facing us. Additional risks not known to us may also impair our business.

Risks Relating to Our Business

Health epidemics, including the recent COVID-19 pandemic, have had, and could in the future have, an adverse impact on our business and operations, and the markets, states and local communities in which we operate.

Our business and operations could be adversely affected by health epidemics, including the recent COVID-19 pandemic, impacting the markets, states and local communities in which we operate. The COVID-19 pandemic has been declared a national emergency. Efforts to contain the virus have led to significant disruptions to commerce, increased unemployment, lower consumer confidence and consumer demand for goods and services and general uncertainty regarding the near-term and long-term impact of the COVID-19 virus on the domestic and international economy and on public health. These developments and other consequences of the outbreak could materially and adversely affect our operations, profitability and cash flows.

The duration, severity, and scope of the COVID-19 outbreak are highly uncertain. The COVID-19 pandemic has adversely impacted and may continue to adversely impact our business. To date, our primary focus as we face this challenge has been to do everything we can to ensure the safety and well-being of our employees, customers and trade partners.

Homebuilding: State governments in every market where we operate have instituted social distancing and other restrictions, which have resulted in significant changes to the way we conduct business. We are operating in accordance with the guidelines issued by the Centers for Disease Control and Prevention, as well as state and local guidelines, in all of our markets.

Mortgage: We are operating in accordance with state and local guidelines with respect to our mortgage banking and settlement services activities. As a result of the COVID-19 pandemic, the mortgage market has been significantly disrupted as investors tightened their credit standards or exited the market. This disruption has adversely impacted our business to date, as it has resulted in significantly lower values for mortgage servicing rights.

The ultimate impact of the COVID-19 pandemic or a similar health epidemic is highly uncertain and subject to change. There is uncertainty regarding governmental actions that may occur, and the effects of economic relief efforts on the U.S. economy, either of which could be potential disruptors to our business. Over the long term, these disruptions related to COVID-19 could lower demand for our products, impair our ability to sell and/or build homes in our normal manner, increase our losses on contract land deposits, and negatively impact our lending and secondary mortgage market activities.

The full extent to which the COVID-19 pandemic will affect our operations cannot be predicted at this time, including, but not limited to, the duration and severity of the outbreak, governmental reactions and policies, the impact of such on our employees, customers and trade partners, and the length of time required for normal economic and operating conditions to resume. While the spread of COVID-19 may eventually be mitigated, there is no guarantee that a future outbreak of this or any other widespread epidemics will not occur, or that the U.S. economy will recover, either of which could seriously harm our business.

Risks Relating to the Notes

As used in this section of the prospectus supplement, the term “notes” includes the initial notes, unless the context requires otherwise.

The notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries.

The notes will not be guaranteed by any of our subsidiaries and will be structurally subordinated to all existing and future claims of creditors of our subsidiaries. This is because these creditors will have priority as to the assets of our subsidiaries over our claims as an equity holder in our subsidiaries and thereby, indirectly, your claims as holders of the notes. As a result, upon any distribution to these creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our property, these creditors would be entitled to be paid in full before any payment may be made with respect to the notes. Thereafter, the holders of the notes would participate with our trade creditors and all other holders of our unsubordinated indebtedness in the assets remaining, if any. In any of these cases, we may have insufficient funds to pay all of our creditors, including holders of the notes. At June 30, 2020, there was no outstanding indebtedness for borrowed money incurred by our subsidiaries, but one of our subsidiaries, NVR Mortgage Finance, Inc., is party to a revolving mortgage repurchase agreement under which it could borrow up to $150 million.

We may not be able to purchase the notes upon a Change of Control Repurchase Event.

Upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of Notes”), subject to certain exceptions, we will be required to make an offer to each holder of notes to purchase all or any part of such holder’s notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. If we experience a Change of Control Repurchase Event, we cannot assure you that we would have sufficient financial resources available to satisfy our obligations to purchase the notes. Our failure to purchase the notes as required under the indenture that will govern the notes would result in a default under the indenture, which could result in defaults under our other debt agreements and have material adverse consequences for us and the holders of the notes. See “Description of Notes—Change of Control Repurchase Event.”

The terms of the indenture and the notes will provide only limited protection against significant corporate events that could affect adversely your investment in the notes.

While the indenture and the notes contain terms intended to provide protection to holders upon the occurrence of certain events involving significant corporate transactions and our creditworthiness, these terms are limited and may not be sufficient to protect your investment in the notes. As described under “Description of Notes—Change of Control Repurchase Event,” upon the occurrence of a Change of Control Repurchase Event, holders are entitled to require us to repurchase their notes at 101% of their principal amount. However, the definition of the term “Change of Control Repurchase Event” is limited and does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively affect the value of the notes. If we were to enter into a significant corporate transaction that negatively affects the value of the notes, but would not constitute a Change of Control Repurchase Event, you would not have any rights to require us to repurchase the notes prior to their maturity, which also would adversely affect your investment.

There may not be an active trading market for the notes.

The initial notes are not listed and we do not intend to apply to list the notes on any securities exchange or to seek their admission to trading on any automated quotation system. Though the underwriter has advised us that it has from time to time made a secondary market in the initial notes, it is not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be. If no active trading marking is maintained, you may be unable to resell the notes at any price or at their fair market value.

We may invest or spend the net proceeds of this offering in ways with which you may not agree or in ways that may not earn a profit.

We intend to use the net proceeds of this offering for general corporate purposes. We will have broad discretion over the use of the net proceeds from this offering. You may not agree with the ways we decide to use these proceeds, and our use of the proceeds may not yield any profits.

The indenture that will govern the notes will contain only limited covenants which may not protect your investment.

The indenture that governs the notes does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our subsidiaries’ ability to incur unsecured indebtedness which would be structurally senior to the notes;

•	limit our ability to incur unsecured indebtedness that is equal in right of payment to the notes; or

•	restrict our ability to repurchase our common shares, make investments or pay dividends or make other payments in respect of our common shares or other securities ranking junior to the notes.

The indenture also permits us and our subsidiaries to incur secured indebtedness that would rank effectively senior to the notes, and to engage in sale and leaseback transactions, subject to certain limitations. If we incur additional secured indebtedness, the holders of our secured indebtedness will be entitled to any proceeds distributed in connection with our insolvency, liquidation, reorganization, dissolution or other winding up (to the extent of the value of our assets securing such secured indebtedness) prior to the holders of the notes, and holders of indebtedness that ranks equally with the notes will share equally in any remaining proceeds.

Our financial performance and other factors could adversely impact our ability to make payments on the notes.

Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows sufficient to permit us to pay the principal of, and premium, if any, and interest on, our indebtedness.

If our cash flows are insufficient to fund our debt service obligations, we could face liquidity problems and may be forced to reduce or delay expenditures beneficial to our business, sell assets, seek additional capital or seek to restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful on attractive terms, or at all, and may not permit us to meet our scheduled debt service obligations.

The notes will share voting power with the initial notes.

The notes will share voting power with the initial notes. The notes will be treated as part of the same series as the $600 million outstanding principal amount of the initial notes. Upon completion of this offering, the aggregate principal amount of the outstanding notes of this series will be $850 million. Accordingly, the holders of the $250 million aggregate principal amount of the notes we are offering hereby will be collectively entitled to exercise only 29.4% of the total voting power of the series.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, not including accrued interest, will be approximately $269.8 million, after deducting underwriting discounts and other estimated expenses of this offering payable by us. We intend to use all of the net proceeds from this offering for general corporate purposes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization, excluding our mortgage banking segment and consolidated joint venture, at June 30, 2020 on a historical basis and on an as adjusted basis to give effect to this offering. The information set forth below should be read in conjunction with, and is qualified in its entirety by reference to, our unaudited consolidated financial statements and condensed notes thereto in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and our audited consolidated financial statements and notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2019, each of which is incorporated by reference in this prospectus supplement.

	As of June 30, 2020
	Historical	As Adjusted(1)
	(Unaudited)
	($ in thousands)
Cash and cash equivalents	$1,982,890	$2,252,720

Debt:
3.950% senior notes due 2022(2)	598,612	598,612
3.000% senior notes due 2030(2)	595,350	595,350
3.000% senior notes due 2030 offered hereby(3)	—	250,000

Total debt	$1,193,962	$1,443,962
Shareholders’ equity:
Common Stock, $0.01 par value; 60,000,000 shares authorized, 20,555,330 shares issued as of June 30, 2020	206	206
Additional paid-in capital	2,151,623	2,151,623
Deferred compensation trust—106,697 shares of common stock as of June 30, 2020	(16,710)	(16,710)
Deferred compensation liability	16,710	16,710
Retained earnings	8,249,650	8,249,650
Less treasury stock at cost—16,866,242 shares at June 30, 2020	(7,789,067)	(7,789,067)

Total shareholders’ equity	2,612,412	2,612,412

Total capitalization	$3,806,374	$4,056,374

(1)

Gives effect to the issuance of the notes offered hereby and our receipt of approximately $269.8 million of estimated net proceeds from their sale (after deducting the underwriting discounts and other estimated expenses of this offering payable by us, and excluding proceeds received in respect of interest deemed to have accrued from May 4, 2020 to the settlement date of this offering).

(2)

The 3.950% senior notes due 2022 have been reflected net of unamortized debt issuance costs of approximately $1.4 million. The 3.000% senior notes due 2030 have been reflected net of unamortized debt issuance costs of approximately $4.7 million. These notes were issued with an aggregate principal amount of $600 million.

(3)	Amount reflects the principal amount of the debt.

DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under the heading “Certain Definitions.” In this description, the words “we,” “our” and “us” refer only to NVR, Inc. and not to any of our subsidiaries and references to the “notes” include the initial notes, unless the context otherwise requires..

The notes offered hereby will form a part of the same series as our 3.000% senior notes due 2030 that were previously issued in the aggregate principal amount of $600 million under an indenture dated as of April 14, 1998 (as supplemented by a supplemental indenture with respect to the initial notes and a supplemental indenture with respect to the notes offered hereby, the “indenture”), between us and U.S. Bank Trust National Association, as successor trustee to The Bank of New York. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The terms of the notes offered hereby, other than their issue date and issue price, will be identical to the terms of the initial notes. The notes offered hereby will be treated as a single series with the initial notes for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The notes offered hereby and the initial notes will have the same CUSIP number, will be fungible for U.S. federal income tax purposes and will trade interchangeably with the initial notes immediately upon settlement. Upon completion of this offering, the aggregate principal amount of the outstanding notes of the series will be $850 million.

The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. We have filed or will file copies of the indenture and the notes with the SEC.

The notes will be issued in fully registered form and will constitute a single series of debt securities for purposes of the indenture. The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Except in certain limited circumstances, a nominee of The Depository Trust Company (“DTC”) will be the sole registered holder of all the notes. Accordingly, owners of beneficial interests in the notes must rely on the policies and procedures of DTC, and if beneficial owners are not themselves participants in DTC, on the policies and procedures of its participants with regard to receiving payments of principal, premium, if any, and interest in respect of the notes and exercising rights under the notes. For more information, see the section below under the heading “Book-Entry, Delivery and Form.”

Brief Description of the Notes

The notes:

•	will be our general unsecured obligations;

•	will be effectively subordinated to our existing and future secured Indebtedness to the extent of the assets securing such Indebtedness;

•	will be structurally subordinated to any Indebtedness or other obligations of our Subsidiaries;

•	will rank pari passu in right of payment with our existing and future unsecured senior Indebtedness; and

•	will rank senior in right of payment to any of our future Indebtedness that is by its terms expressly subordinated to the notes.

Principal, Maturity and Interest

We will issue the notes offered hereby in an initial aggregate principal amount of $250 million. We will issue notes in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The notes will mature on May 15, 2030.

Interest on the notes will accrue at the rate of 3.000% per annum and will be payable semi-annually in arrears on May 15 and November 15, commencing on November 15, 2020. We will make each interest payment to the holders of record as of the close of business on the immediately preceding May 1 and November 1.

Interest on the notes will accrue from May 4, 2020 or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional Notes

We may issue an unlimited principal amount of additional notes having identical terms and conditions as the notes (the “additional notes”), other than the issue price, the date of issuance and, if issued after November 15, 2020, the date from which interest will begin to accrue. Any additional notes will be part of the same issue as the notes that we are currently offering and will vote on all matters with the holders of the notes; provided that if any such additional notes are not fungible with the existing notes for U.S. federal income tax purposes they will be issued under a separate CUSIP. The notes (and any additional notes) will constitute a series of debt securities under the indenture. We may issue other series of debt securities under the indenture.

No Guarantees

The notes will be our obligations only. None of the notes will be guaranteed or otherwise supported by any of our Subsidiaries or any other person or entity. As of June 30, 2020, our Subsidiaries had no Indebtedness outstanding.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar for the notes. We may change the paying agent or registrar without prior notice to the holders of the notes, and we or any of our Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. We are not required to transfer or exchange any note selected for redemption. Also, we are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Optional Redemption

The notes may be redeemed, in whole or in part, at any time prior to the date that is six months prior to the maturity of the notes (such date, the “par call date”) and at our option, upon at least 15 but not more than 60 days’ prior notice delivered to each holder (with at least 30 days’ prior notice to the trustee or such shorter period as satisfactory to the trustee), at a redemption price equal to the greater of:

(1)	100% of the principal amount of the notes to be redeemed; and

(2)

as determined by an Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Adjusted Treasury Rate;

plus, in each case, accrued and unpaid interest to, but not including, the applicable date of redemption.

On or after the date that is six months prior to the maturity of the notes, the notes may be redeemed, in whole or in part, at our option, upon at least 15 but not more than 60 days’ prior notice delivered to each holder (with at least 30 days’ prior notice to the trustee or such shorter period as satisfactory to the trustee), at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but not including, the applicable date of redemption.

If money sufficient to pay the redemption price of and accrued and unpaid interest on the notes to be redeemed is deposited with the trustee on or before the redemption date, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption and such notes will cease to be outstanding.

We are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

(1)	if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2)	if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

No notes of $1,000 or less can be redeemed in part. Notices of redemption will be given at least 15 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. If the note is held in definitive form, a new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of the note upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on notes or portions of them called for redemption.

Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the notes as described above, we will make an offer to each holder of notes to repurchase all or any part (in amounts of $1,000 and integral multiples of $1,000 in excess thereof) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the entry into an agreement that once consummated will result in a Change of Control, we will deliver a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is delivered. The notice shall, if delivered prior to the date of consummation of the Change of Control Repurchase Event, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to our offer;

(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by us.

The paying agent will promptly mail to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

Our ability to pay cash to the holders of notes upon a Change of Control Repurchase Event may be limited by our then existing financial resources. Further, our future agreements may contain prohibitions of certain events, including events that would constitute a Change of Control. If the exercise by the holders of notes of their right to require us to repurchase the notes upon a Change of Control Repurchase Event occurred at the same time as a change of control event under one or more of our other debt agreements, our ability to pay cash to the holders of notes upon a repurchase may be further limited by our then existing financial resources. See “Risk Factors—We may not be able to purchase the notes upon a Change of Control Repurchase Event.”

Holders may not be entitled to require us to purchase their notes in certain circumstances involving a significant change in the composition of our board of directors, including in connection with a proxy contest.

The provisions of the indenture will not afford holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction affecting us that may adversely affect holders, if such transaction is not the type of transaction included within the definition of Change of Control. A transaction involving the management of us or our affiliates, or a transaction involving a recapitalization, will result in a Change of Control only if it is the type of transaction specified in such definition. The definition of Change of Control and Change of Control Repurchase Event may be amended or modified with the written consent of a majority in aggregate principal amount of outstanding notes. See “Amendment, Supplement and Waiver.”

Certain Covenants

Restrictions on Secured Debt

Under the terms of the notes, we will not, and will not cause or permit a Restricted Subsidiary to, create, incur, assume or guarantee any Secured Debt unless the notes will be secured equally and ratably with (or prior to) such Secured Debt, with certain exceptions. This restriction does not prohibit the creation, incurrence, assumption or guarantee of Secured Debt which is secured by:

(1)

Security Interests on model homes, homes held for sale, homes that are under contract for sale, contracts for the sale of homes, land (improved or unimproved), manufacturing plants, warehouses or office buildings and fixtures and equipment located thereat, or thereon;

(2)

Security Interests on property at the time of its acquisition by us or a Restricted Subsidiary, which Security Interests secure obligations assumed by us or a Restricted Subsidiary, or on the property of a corporation or other entity at the time it is merged into or consolidated with us or a Restricted Subsidiary (other than Secured Debt created in contemplation of the acquisition of such property or the consummation of such a merger or consolidation or where the Security Interest attaches to or affects our property or the property of a Restricted Subsidiary prior to such transaction);

(3)	Security Interests arising from conditional sales agreements or title retention agreements with respect to property acquired by us or a Restricted Subsidiary;

(4)	Security Interests securing Indebtedness of a Restricted Subsidiary owing to us or to another Restricted Subsidiary that is wholly-owned (directly or indirectly) by us; and

(5)

Security Interests constituting the pledge or deposit of cash or other property in connection with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of our business or our Restricted Subsidiaries’ business.

Additionally, such permitted Secured Debt includes any amendments, modifications, restatements, supplements, renewals, replacements, extensions, refinancings or refundings, in whole or in part, including, in each case, any increase in the principal amount, of Secured Debt permitted at the time of the original incurrence thereof.

In addition, we and our Restricted Subsidiaries may create, incur, assume or guarantee Secured Debt, without equally or ratably securing the notes, if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (5) above and any Secured Debt in relation to which the notes have been secured equally and ratably (or prior to)) and (2) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions as to which the provisions set forth in clauses (1), (2) and (3) under “Restrictions on Sale and Leaseback Transactions” have been complied with) as of the date of determination would not exceed the greater of $500 million or 20% of Consolidated Net Tangible Assets.

The provisions described above with respect to limitations on Secured Debt are not applicable to Indebtedness and other obligations not included within the definition of Secured Debt, and will not restrict or limit our or our Restricted Subsidiaries’ ability to create, incur, assume or guarantee any unsecured Indebtedness, or the ability of any Subsidiary which is not a Restricted Subsidiary to create, incur, assume or guarantee any secured or unsecured Indebtedness. Except as described above, the indenture will not limit the amount of Indebtedness that we or our Subsidiaries may create, incur, assume or guarantee.

Restrictions on Sale and Leaseback Transactions

Under the terms of the notes, we will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, unless:

(1)	written notice is promptly given to the trustee of the Sale and Leaseback Transaction;

(2)

fair value is received by us or the relevant Restricted Subsidiary for the property sold (as determined in good faith by us or the relevant Restricted Subsidiary and so certified in an officers’ certificate delivered to the trustee); and

(3)	we or a Restricted Subsidiary, within 365 days after the completion of the Sale and Leaseback Transaction, apply an amount equal to the net proceeds therefrom either:

•

to the redemption, repayment or retirement of debt securities of any series under the indenture (including the cancellation by the trustee of any debt securities of any series delivered by us to the trustee) or our Senior Indebtedness, or

•	to the purchase by us or any Restricted Subsidiary of property substantially similar to the property sold or transferred.

In addition, we and our Restricted Subsidiaries may enter into a Sale and Leaseback Transaction if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (5) described in “Restrictions on Secured Debt” above or Secured Debt in relation to which the notes have been secured equally and ratably (or prior to)) and (2) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions as to which the provisions set forth in clauses (1), (2) and (3) above have been complied with) as of the date of determination would not exceed the greater of $500 million or 20% of Consolidated Net Tangible Assets.

Merger, Consolidation or Sale of Assets

We may not consolidate or merge with or into another Person (whether or not we are the surviving corporation); or sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of our and our Subsidiaries’ assets taken as a whole, in one or more related transactions, to another Person, unless:

(1)

either: (a) we are the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)

the Person formed by or surviving any such consolidation or merger (if other than us) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all of our obligations under the notes and pursuant to agreements reasonably satisfactory to the trustee; and

(3)	immediately after such transaction, no Default or Event of Default exists.

Upon any such consolidation, merger, sale, assignment, transfer, conveyance or disposition, the successor corporation will be substituted for us under the indenture. The successor corporation may then exercise every power and right of ours under the indenture, and we will be released from all of our liabilities and obligations in respect of the notes and the indenture. If we lease all or substantially all of our assets, the lessee corporation will be the successor to us and may exercise every power and right of ours under the indenture, but we will not be released from our obligations to pay the principal of and premium, if any, and interest, if any, on the notes.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to a sale, assignment, transfer, conveyance, lease or other disposition of assets between or among us and any of our Subsidiaries.

Other Matters

The covenant contained in the indenture regarding insurance will not be applicable to the notes.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)	default in the payment of any interest on the notes as and when the same becomes due and payable and continuance of any such failure for 30 days;

(2)

default in payment of all or any part of the principal, or premium, if any, on the notes when as and the same become due and payable at maturity, redemption, by declaration of acceleration or otherwise;

(3)	failure by us or any of our Subsidiaries to comply with the provisions described under the caption “Certain Covenants—Merger, Consolidation or Sale of Assets;”

(4)

default in the observance or performance, or breach, of any of our or our Subsidiaries’ other agreements in the indenture, and continuance of such default or breach for a period of 60 days after there has been given to us by the trustee, or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes, a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture;

(5)

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (other than Non-Recourse Indebtedness) for money borrowed by us or any of our Restricted Subsidiaries (or the payment of which is guaranteed by us or any of our Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

(a)

is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness within 30 days of such principal, interest or premium becoming due and payable (after giving effect to any applicable grace period provided in such Indebtedness) and the aggregate outstanding principal amount of such unpaid Indebtedness is $100.0 million or more; or

(b)

results in the acceleration of such Indebtedness prior to its express maturity, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration, and the aggregate outstanding principal amount of such accelerated Indebtedness is $100.0 million or more; and

(6)	certain events of bankruptcy or insolvency described in the indenture with respect to us or any of our Significant Subsidiaries.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to us or any Subsidiary that is a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately by a notice in writing to us (and to the trustee if given by the holders).

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

The holders of a majority in aggregate principal amount of the notes then outstanding by written notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes. The holders of a majority in aggregate principal amount of the notes then outstanding may rescind an acceleration and its consequence (except an acceleration due to nonpayment of principal or interest on the notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than the non-payment of accelerated principal) have been cured and waived.

We are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, we are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

None of our directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the notes, the indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

We may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding notes (“Legal Defeasance”) except for:

(1)

the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on such notes when such payments are due, solely from the trust referred to below;

(2)

our obligations with respect to the notes concerning registration of notes, mutilated, destroyed, lost or stolen notes, the maintenance of an office or agency for payment, segregation of money for payments held in trust, and payment of additional amounts pursuant to the indenture in respect of charges imposed on certain holders as the result of our failure to pay taxes and certain other claims;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the indenture.

We may exercise our Legal Defeasance option even if we have previously exercised our Covenant Defeasance option.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”), and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)

we must irrevocably deposit with the trustee (or another qualifying trustee), in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be;

(2)

in the case of Legal Defeasance, we have delivered to the trustee an opinion of counsel confirming that (a) we have received from, or there has been published by, the Internal Revenue Service (the “IRS”) a ruling or (b) since the date of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, we have delivered to the trustee an opinion of counsel confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit;

(5)

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under the indenture or any other material agreement or instrument to which we are a party or by which we are bound; and

(6)

we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with and an opinion of counsel to the effect that registration is not required under the Investment Company Act of 1940, as amended, by us or the trustee with respect to the trust fund or that all such registrations that are necessary have been effected.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding, and any existing default or compliance with any provision of the indenture may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes.

Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder), among other things:

(1)	reduce the percentage in principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or reduce the premium payable upon redemption of the notes;

(3)	reduce the rate, amount or stated payment date of interest on any note;

(4)

waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes if certain conditions stated in the indenture are satisfied);

(5)	make any note payable in currency other than that stated in the notes;

(6)

make certain changes in the provisions of the indenture relating to amendments, waivers of past Defaults or the absolute rights of holders of notes to receive payments of principal of, or interest or premium, if any, on the notes;

(7)	impair the right of any holder to bring suit as permitted by the indenture; or

(8)	modify the ranking or priority of the notes.

Notwithstanding the preceding, without the consent of any holder of notes, we and the trustee may amend or supplement the indenture or the notes, among other things:

(1)	to evidence the succession of another Person to us and the assumption by any such successor of our covenants in the indenture and in the notes;

(2)	to add to our covenants for the benefit of the holders of notes or to surrender any right or power conferred upon us by the indenture;

(3)	to add any additional Events of Default for the benefit of the holders;

(4)	to provide for uncertificated notes in addition to or in place of certificated notes;

(5)	to change or eliminate any provisions of the indenture, provided that any such change or elimination shall become effective only when there are no outstanding notes;

(6)	to secure the notes;

(7)	to establish the form or terms of another series of notes pursuant to the terms of the indenture, which may be pari passu with the notes;

(8)	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

(9)	to cure any ambiguity, defect or inconsistency;

(10)

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate the defeasance and discharge of the notes; provide that such action shall not adversely affect the interest of the holders of the notes or any other series of debt securities in any material respect;

(11)	to make any change that does not adversely affect the legal rights of the holders of the notes;

(12)	to add guarantors;

(13)	to provide for the assumption of our obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of our assets;

(14)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

(15)

to conform the text of the indenture or the notes to any provision of the “Description of Notes” section of the prospectus supplement relating to the offering of the initial notes to the extent that such provision in such Description of Notes was intended to be a verbatim recitation of a provision of the indenture or the notes, as evidenced by an officers’ certificate.

Regarding the Trustee

The indenture and the Trust Indenture Act contains certain limitations on the rights of the trustee, which is one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict or resign.

Book-Entry, Delivery and Form

General

The notes initially will be issued in the form of one or more fully registered notes in global form (the “global notes”). The global notes will be deposited upon issuance with the trustee of the notes as custodian for DTC and registered in the name of DTC or its nominee, in each case for credit to the accounts of institutions that have accounts with DTC or its nominee (the “DTC participants”) and to the accounts of institutions that have accounts with Euroclear or its nominee participants (the “Euroclear participants” and, collectively with the DTC participants, the “participants”). Each of DTC and Euroclear is referred to herein as a “Book Entry Facility.” Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interest in the global notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by a Book Entry Facility or its nominee (with respect to participants interests) for such global notes or by participants or persons that hold interests through participants (with respect to beneficial interests of persons other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global notes.

So long as DTC, or its nominee, is the registered holder of the global notes, DTC or such nominee, as the case may be, will be considered the sole legal owner and holder of such notes represented by such global notes for all purposes under the indenture and the notes. Except as set forth below, owners of beneficial interests in the global notes will not be entitled to have such global notes or any notes represented thereby registered in their names, will not receive or be entitled to receive physical delivery or certificated notes in exchange therefor and will not be considered to be the owners or holders of such global notes or any notes represented thereby for any purpose under the notes or the indenture. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global notes desires to take any action that DTC, as the holder of such global notes, is entitled to take, DTC would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any payment of principal or interest due on the notes on any interest payment date or at maturity will be made available by us to the trustee of the notes by such date. As soon as possible thereafter, the trustee of the notes will make such payments to DTC or its nominee, as the case may be, as the registered owner of the global notes representing such notes in accordance with existing arrangements between the trustee of the notes and the depositary.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of the global notes will credit immediately the accounts of the related participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global notes as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form of registered in “street name,” and will be the responsibility of such participants.

None of us, the trustee of the notes or any payment agent for the global notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for other aspects of the relationship between the depositary and its participants or the relationship between such participants and the owners of beneficial interests in the global notes owning through such participants.

Because of time zone differences, the securities account of a Euroclear participant purchasing an interest in a global note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear participant, during the securities settlement processing day (which must be a business day for Euroclear) immediately following the DTC settlement date. Cash received in Euroclear as a result of sales of interests in a global note by or through a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear cash account only as of the business day following settlement in DTC.

As long as the notes are represented by a global note, DTC’s nominee will be the holder of such notes and therefore will be the only entity that can exercise a right to repayment or repurchase of such notes.

Notice by participants or by owners of beneficial interests in the global notes held through such participants of the exercise of the option to elect repayment of beneficial interests in notes represented by the global note must be transmitted to the relevant Book Entry Facility in accordance with its procedures on a form required by the relevant Book Entry Facility and provided to participants. In order to ensure that DTC’s nominee will timely exercise a right to repayment with respect to a particular note, the beneficial owner of such note must instruct the broker or other participant to exercise a right to repayment. Different firms have cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC. We will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

Unless and until exchanged in whole or in part for notes in definitive form in accordance with the terms of the notes, the global notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of each successor.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants of a Book Entry Facility, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us or the trustee of the notes will have any responsibility for the performance by a Book Entry Facility or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. We and the trustee of the notes may conclusively rely on, and shall be protected in relying on, instructions from a Book Entry Facility for all purposes.

The Clearing System

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and “a clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of participants, thereby elimination the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Certificated Notes

We will issue certificated notes in exchange for a global note if:

•

DTC or any other designated replacement depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 calendar days;

•

an Event of Default has occurred and is continuing and the beneficial owners representing a majority in aggregate principal amount of the notes represented by such global note advises DTC to cease acting as depositary; or

•	we determine in our sole discretion to not have the notes represented by the global notes.

In any instance, you, as an owner of a beneficial interest in a global note, will be entitled to have certificated notes equal in principal amount to the beneficial interest registered in your name and will be entitled to physical delivery of the certificated notes. The certificated notes will be registered in the name or names as the depositary shall instruct the trustee. These instructions may be based upon directions received by the depositary from participants with respect to beneficial interests in the global notes. The notes will be issued in denominations of $1,000 and will be issued in registered form only, without coupons. No service charge will be made for any transfer or exchange of certificated notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge.

Settlement Procedures

Initial settlement of the notes will be made by us, the underwriter, dealers, agents, or sales managers, as applicable, in immediately available funds. So long as the notes are represented by global notes registered in the name of DTC or its nominee, secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and procedures and will be settled in immediately available funds using DTC’s same-day funds settlement system. No assurance though can be given as to the effect, if any, of settlement in immediately available funds on the trading activity of the notes.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to: (1) the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus (2) 40 basis points.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Below Investment Grade Rating Event” means the notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of, or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred within the 60-day period preceding the reduction in ratings).

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our Subsidiaries; or (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our Subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of our Voting Stock, measured by voting power rather than number of shares.

Notwithstanding the foregoing, a transaction effected to create a holding company for us will not be deemed to involve a Change of Control if (a) pursuant to such transaction we become a Subsidiary of such holding company and (b) the holders of the Voting Stock of such holding company immediately following such transaction are the same as the holders of our Voting Stock immediately prior to such transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes (assuming that the notes are scheduled to mature on the par call date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (2) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total amount of assets which would be included on a combined balance sheet of the Restricted Subsidiaries (not including us) together with the total amount of assets that would be included on our balance sheet, not including our Subsidiaries, under GAAP (less applicable reserves and other properly deductible items) after deducting therefrom:

(1)

all short-term liabilities, except for liabilities payable by their terms more than one year from the date of determination (or renewable or extendible at the option of the obligor for a period ending more than one year after such date) and liabilities in respect of retiree benefits other than pensions for which the Restricted Subsidiaries are required to accrue pursuant to Accounting Standards Codification 715-60 (or any successor provision);

(2)	investments in Subsidiaries that are not Restricted Subsidiaries; and

(3)

all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other intangible assets, all as of the date of our most recent consolidated balance sheet on such date of determination.

“Credit Facility” means any credit agreement that we may from time to time enter into with one or more lenders to provide for revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Finance Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a finance lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Financial Services Subsidiary” means any of our Subsidiaries engaged in mortgage banking (including mortgage origination, loan servicing, tax service, mortgage brokerage and title and escrow businesses), master servicing and related activities, including, without limitation, a Subsidiary which facilitates the financing of mortgage loans and mortgage-backed securities and the securitization of mortgage-backed bonds and other related activities.

“Fitch” means Fitch Ratings Inc. and its successors.

“GAAP” means generally accepted accounting principles set forth in the accounting standards codification of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, which are in effect on the date of original issuance of the notes.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2)	other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Finance Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. The amount of Indebtedness of the type referred to in clause (6) above of any Person shall be zero unless and until such Indebtedness becomes due, in which case the amount of such Indebtedness shall be the amount due that is payable by such Person. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Security Interest on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2)	the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Independent Investment Banker” means any Reference Treasury Dealer appointed by the trustee after consultation with us.

“Intercompany Note” means a note agreement or other evidence of indebtedness between us and a Financial Services Subsidiary.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) or, in each case, if any such Rating Agency ceases to rate the notes or fails to make a rating of the notes publicly available (for reasons outside of our control), the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Non-Recourse Indebtedness” means our or any of our Subsidiaries’ Indebtedness or other obligations secured by a Security Interest on property to the extent that the liability for the Indebtedness or other obligation is limited to the security of the property without liability for any deficiency, including indirectly by reason of any agreement between us or any of our Subsidiaries to provide additional capital or maintain the financial condition of or otherwise support the credit of the Subsidiary incurring the Indebtedness.

“Non-Recourse Land Financing” means any of our Indebtedness or Indebtedness of any Restricted Subsidiary for which the holder of such Indebtedness has no recourse, directly or indirectly, to us or such Restricted Subsidiary for the principal of, premium, if any, and interest on such Indebtedness, and for which we or such Restricted Subsidiary is not, directly or indirectly, obligated or otherwise liable for the principal of, premium, if any, and interest on such Indebtedness, except pursuant to mortgages, deeds of trust or other Security Interests or other recourse, obligations or liabilities in respect of specific land or other real property interests of ours or such Restricted Subsidiary; provided that recourse, obligations or liabilities of us or such Restricted Subsidiary solely for indemnities, covenants or breaches of warranty representation or covenant in respect of any Indebtedness will not prevent Indebtedness from being classified as Non-Recourse Land Financing.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Rating Agencies” shall mean each of Moody’s, Fitch and S&P; provided however, that if any two of Moody’s, Fitch or S&P ceases to rate the notes or fails to make a rating of the notes publicly available (for reasons outside of our control), a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us (as certified by a resolution of our board of directors) as a replacement rating agency for Moody’s, Fitch or S&P shall be a “Rating Agency”, such that there shall be at least two Rating Agencies.

“Reference Treasury Dealer” means Credit Suisse Securities (USA) LLC, provided that it continues to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), or any other Primary Treasury Dealer designated by us in a written notice to the trustee.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption (assuming for this purpose that the notes are scheduled to mature on the par call date); provided, however, that, if such redemption date is not an interest payment date with respect to the notes, the amount of the next succeeding scheduled interest payment on the note to be redeemed will be reduced by the amount of interest accrued thereon to such redemption date.

“Restricted Subsidiary” means any of our Subsidiaries which is not a Financial Services Subsidiary.

“S&P” means S&P Global Ratings and its successors.

“Sale and Leaseback Transaction” means a sale or transfer made by us or a Restricted Subsidiary (except a sale or transfer made to us or another Restricted Subsidiary) of any property (but not including model homes) which exceeds 5% of Consolidated Net Tangible Assets as of the date of determination, if such sale or transfer is made with the agreement, commitment or intention of leasing such property to us or a Restricted Subsidiary.

“Secured Debt” means any Indebtedness which is secured by (1) a Security Interest in any of our property or the property of any Restricted Subsidiary or (2) a Security Interest in shares of stock owned directly or indirectly by us or a Restricted Subsidiary in a corporation, or in equity interests owned by us or a Restricted Subsidiary in a partnership or other entity not organized as a corporation or in our rights or the rights of a Restricted Subsidiary in respect of Indebtedness of a corporation, partnership or other entity in which we or a Restricted Subsidiary has an equity interest; provided that “Secured Debt” shall not include Non-Recourse Land Financing that consists exclusively of “land under development,” “land held for future development” or “improved lots and parcels,” as such categories of assets are determined in accordance with GAAP or any Non-Recourse Indebtedness. The securing in the foregoing manner of any such Indebtedness which immediately prior thereto was not Secured Debt shall be deemed to be the creation of Secured Debt at the time security is given. Notwithstanding the foregoing, “Secured Debt” shall not include Indebtedness under any Credit Facility and under any initial or successive amendments, modifications, restatements, supplements, renewals, replacements, extensions, refinancings or refundings, in whole or in part (including, in each case, any increase in principal amount), of any Credit Facility, which Indebtedness is secured by pledge(s) of or other Security Interests on Intercompany Notes and/or Capital Stock of one or more Financial Services Subsidiaries.

“Security Interest” means any mortgage, pledge, lien, charge, encumbrance or other security interest which secures the payment or performance of an obligation.

“Senior Indebtedness” means the principal of (and premium, if any, on) and interest on (including interest accruing after the occurrence of an Event of Default or after the filing of a petition initiating any proceeding pursuant to any bankruptcy law whether or not such interest is an allowable claim in any such proceeding) and other amounts due on or in connection with any of our Indebtedness, whether outstanding on the date hereof or hereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the debt securities under the indenture. Notwithstanding the foregoing, “Senior Indebtedness” shall not include (1) our Indebtedness that is expressly subordinated in right of payment to any of our Senior Indebtedness, (2) our Indebtedness that by operation of law is subordinate to any of our general unsecured obligations, (3) our Indebtedness to any Subsidiary, (4) Indebtedness incurred in violation of the restrictions described under “Restrictions on Secured Debt” and “Restrictions on Sale and Leaseback Transactions,” (5) to the extent it might constitute Indebtedness, any liability for federal, state or local taxes or other taxes, owed or owing by us, and (6) to the extent it might constitute Indebtedness, trade account payables owed or owing by us.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation is in effect on the date hereof.

“Subsidiary” means, with respect to any specified Person:

(1)

any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)

any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Voting Stock” of a Person means all classes of Capital Stock of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors (or persons performing similar functions).

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following are the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion applies only to notes that are:

•

purchased by those initial holders who purchase notes in this offering for cash at the “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold for money; and

•	held as capital assets.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers in securities;

•	persons holding notes as part of a hedge, “straddle,” integrated transaction or similar transaction;

•	accrual method taxpayers that are required to recognize income for United States federal income tax purposes no later than when such income is taken into account in applicable financial statements;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	tax-exempt entities; or

•	persons subject to the alternative minimum tax.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships considering holding notes and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences to them of holding and disposing of the notes.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. Persons considering the purchase of notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any U.S. federal estate or gift tax laws, or any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction or under any applicable treaty.

Qualified Reopening

For U.S. federal income tax purposes, we expect and the following discussion assumes that the notes offered hereby will be treated as issued in a “qualified reopening” of the initial notes. For U.S. federal income tax purposes, debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. Under the treatment described in this paragraph, the notes offered hereby will have the same issue date and the same issue price as the initial notes for U.S. federal income tax purposes. If the notes were not issued in a qualified reopening, the timing, amount and character of the income recognized with respect to the notes could differ from that described herein and in the accompanying prospectus, and the notes might not be fungible with the initial notes.

Pre-Acquisition Accrued Interest

A portion of the price paid for a note offered hereby will be allocable to interest that “accrued” prior to the date the note is purchased, which we refer to as pre-acquisition accrued interest. We intend to take the position that, to the extent a portion of a holder’s purchase price is allocable to pre-acquisition accrued interest, a portion of the first stated interest payment equal to the amount of such pre-acquisition accrued interest will be treated as a nontaxable return of such pre-acquisition accrued interest to the holder. Amounts treated as a nontaxable return of pre-acquisition accrued interest should reduce a holder’s adjusted tax basis in the note offered hereby by a corresponding amount.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if a court within the United States can exercise primary supervision over its administration, and one or more United States persons have the authority to control all of the substantial decisions of that trust, or certain electing trusts that were in existence on August 20, 1996, and were treated as domestic trusts on the previous date.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Payments of interest. Interest paid on a note (other than pre-acquisition accrued interest) will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

We may be required, in certain circumstances, to redeem all or part of the notes. The possibility of such redemption may implicate the provisions of the U.S. Treasury Regulations relating to “contingent payment debt instruments.” If the notes were deemed to be contingent payment debt instruments, U.S. Holders would be required to accrue interest income based upon a “comparable yield,” regardless of the holder’s method of accounting. Such yield may be higher than the stated coupon on the notes. In addition, any gain on the sale, exchange, retirement or other taxable disposition of the notes would be recharacterized as ordinary income. We do not believe that the notes should be treated as contingent payment debt instruments, and we do not intend to treat them as such. However, there is no assurance that the IRS will not take a contrary position. U.S. Holders of the notes should consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Amortizable Bond Premium. If a U.S. Holder purchases a note offered hereby for an amount (excluding any portion thereof allocable to pre-acquisition accrued interest) that exceeds the note’s stated principal amount, the U.S. Holder will be considered to have purchased the note with “amortizable bond premium” in an amount equal to the excess. Generally, a U.S. Holder may elect to amortize the premium as an offset to interest, using a constant-yield method, over the remaining term of the notes. However, because the notes may be optionally redeemed by us for an amount in excess of their stated principal amount, special rules apply that could result in a deferral of the amortization of the bond premium until later in the term of the notes. Under the Treasury Regulations, a U.S. Holder may offset the stated interest income allocable to an accrual period with the bond premium allocable to the accrual period. If the bond premium allocable to an accrual period exceeds the stated interest income allocable to the accrual period, the excess is treated as a bond premium deduction. However, the amount treated as a bond premium deduction is limited to the amount by which such U.S. Holder’s total interest inclusions on the notes in prior accrual periods exceed the total amount treated by such holder as a bond premium deduction in prior accrual periods. If any of the excess bond premium is not deductible, that amount is carried forward to the next accrual period. If a U.S. Holder elects to amortize bond premium, the U.S. Holder must reduce its adjusted tax basis in the notes by the amount of the bond premium used to offset interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and may be revoked only with the consent of the Internal Revenue Service, or IRS.

Sale, exchange, redemption or other disposition of the notes. Upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in the note. The U.S. Holder’s adjusted tax basis in the note will generally equal the amount the U.S. Holder paid for the note, decreased by any amortizable bond premium previously amortized with respect to the notes and any pre-acquisition accrued interest previously received. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the note. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest. Amounts attributable to accrued but unpaid interest (other than pre-acquisition accrued interest) are treated as interest as described under “Payments of interest” above.

Gain or loss realized on the sale, exchange or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange or other taxable disposition the note has been held by the U.S. Holder for more than one year. For non-corporate U.S. holders, (including individuals), long-term capital gains are generally subject to U.S. federal income taxation at preferential rates. The deductibility of capital losses is subject to limitations under the Code.

Backup withholding and information reporting. In certain circumstances, information returns will be filed with the IRS in connection with amounts paid or accrued on or with respect to the notes and the proceeds from a sale or other disposition of the notes, and the amount of tax, if any, withheld from such payments. A U.S. Holder that is not an exempt recipient will be subject to U.S. backup withholding on these payments if (a) the U.S. Holder fails to provide its taxpayer identification number to the paying agent and fails to comply with certain certification procedures or otherwise establish an exemption from backup withholding, (b) the IRS or a broker has notified the paying agent that the U.S. Holder is subject to backup withholding as a result of the failure to properly report payments of interests or dividends or, (c) in certain circumstances, the U.S. Holder has failed to certify under penalty of perjury that it is not subject to backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Medicare Tax on Unearned Income. Certain holders that are individuals, estates or trusts are required to pay an additional 3.8% Medicare tax on, among other things, interest on and gains from the sale or other disposition of notes. If you are an individual, estate or trust you should consult your tax advisors regarding the effect of this tax on your ownership and disposition of the notes.

Tax Consequences to Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes a nonresident alien individual, a foreign corporation, or a foreign estate or trust that is not a U.S. Holder.

Special rules may apply to certain Non-U.S. Holders (and owners of interests therein) such as “controlled foreign corporations,” “passive foreign investment companies,” and entities that are treated as partnerships for United States federal income tax purposes. Such holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note.

Interest. Payments of interest on the notes by us or any paying agent to any Non-U.S. Holder will generally not be subject to U.S. federal withholding tax under the “portfolio interest exception,” provided that,

•	the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not:

•	a controlled foreign corporation related, directly or indirectly, to us through stock ownership; or

•	a bank that received the note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	the Non-U.S. Holder certifies on IRS Form W-8BEN or W-8BEN-E (or a suitable substitute), under penalties of perjury, that it is not a United States person.

Payments of interest (other than pre-acquisition accrued interest) to a Non-U.S. Holder that do not qualify for the portfolio interest exception and that are not effectively connected to a United States trade or business, as described below, will be subject to United States federal withholding tax at a rate of 30%, unless a United States income tax treaty applies to reduce or eliminate withholding.

Sale, exchange, redemption or other disposition of the notes. Generally, a Non-U.S. Holder of a note will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of such note, unless (a) such holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, redemption or other disposition and certain other conditions are met, or (b) the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States, and if required by an applicable income tax treaty, attributable to a permanent establishment (or in the case of an individual, a fixed base) in the United States.

If the first exception applies, the Non-U.S. Holder generally will be subject to tax at a rate of 30% on the amount by which the United States-source capital gains exceed capital losses allocable to United States sources. If the second exception applies, generally the Non-U.S. Holder will be required to pay United States federal income tax on the net gain derived from the sale in the same manner as U.S. Holders, as described above. If a Non-U.S. Holder is eligible for the benefits of a tax treaty between the United States and its country of residence, any such gain will be subject to United States federal income tax in the manner specified by the treaty and generally will only be subject to such tax if such gain is attributable to a permanent establishment (or a fixed base in the case of an individual) maintained by the Non-U.S. Holder in the United States provided that the Non-U.S. Holder claims the benefit of the treaty by properly submitting an IRS Form W-8BEN or W-8BEN-E (or suitable successor form). Additionally, Non-U.S. Holders that are treated for United States federal income tax purposes as corporations and that are engaged in a trade or business in the United States could be subject to a branch profits tax on such income at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

Backup withholding and information reporting. The relevant withholding agent will be required, in certain circumstances, to report to the IRS and to each Non-U.S. Holder amounts paid or accrued on or with respect to the notes, and the amount of tax, if any, withheld from such payments. Non-U.S. Holders who have provided the forms and certification mentioned above or who have otherwise established an exemption will generally not be subject to backup withholding tax if neither we nor our agent has actual knowledge or reason to know that any information in those forms and certification is unreliable or that the conditions of the exemption are in fact not satisfied.

Payments of the proceeds from the sale of a note to or through a foreign office of a broker will generally not be subject to information reporting or backup withholding. However, additional information reporting, but not backup withholding, may apply to those payments if the broker is one of the following: (a) a United States person, (b) a controlled foreign corporation for United States tax purposes, (c) a foreign person 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a United States trade or business, or (d) a foreign partnership with specified connections to the United States. Payment of the proceeds from a sale of a note to or through the United States office of a broker will be subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability, if any, and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding. Pursuant to Sections 1471 to 1474 of the Code and the Treasury Regulations promulgated thereunder (the provisions commonly known as FATCA), interest paid on the notes and, subject to the proposed Treasury Regulations discussed below, the gross proceeds of a sale or other disposition of notes paid to a foreign financial institution (whether such foreign financial institution is a beneficial owner or an intermediary) may be subject to U.S. federal withholding tax at a rate of 30% unless (x)(1) such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (2) such institution resides in a jurisdiction with which the United States has entered into an intergovernmental agreement to implement FATCA and (y) such foreign financial institution provides the withholding agent with a certification that it is eligible to receive payment free of FATCA withholding. The legislation also generally will impose a U.S. federal withholding tax of 30% on interest paid on the notes and, subject to the proposed Treasury Regulations discussed below, the gross proceeds of a sale or other disposition of a note paid to a non-financial foreign entity (whether such non-financial foreign entity is a beneficial owner or an intermediary) unless such entity provides the withholding agent with a certification (i) that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. tax authorities. While withholding under FATCA would have applied to payments of gross proceeds from the sale or other disposition of notes on or after January 1, 2019, recently proposed Treasury Regulations eliminated FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. A foreign financial institution or non-financial foreign entity can meet the certification requirements by providing a properly executed applicable IRS Form W-8. Under certain circumstances, a U.S. Holder or Non-U.S. Holder might be eligible for refunds or credits of such taxes from the IRS. An applicable intergovernmental agreement regarding FATCA between the United States and the jurisdiction of a foreign financial institution or non-financial foreign entity may modify the rules discussed in this paragraph. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in any of the notes.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement, we have agreed to sell to Credit Suisse Securities (USA) LLC, as underwriter, and the underwriter has agreed to purchase from us, the principal amount of notes set forth opposite the underwriter’s name below:

Underwriter	Principal Amount of Notes
Credit Suisse Securities (USA) LLC	$250,000,000

The underwriting agreement provides that the underwriter is obligated to purchase all of the notes if any are purchased.

Notes sold by the underwriter to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. After the initial public offering, the underwriter may change the public offering price and concession and discount to brokers and dealers.

The following table summarizes the underwriting discounts we will pay:

	Per Note	Total
Underwriting discounts paid by us	0.250%	$625,000

We estimate that our out of pocket expenses for this offering (not including the underwriting discounts) will be approximately $425,000 and are payable by us.

The initial notes are not listed and we do not intend to apply to list the notes on any securities exchange or to seek their admission to trading on any automated quotation system. Though the underwriter has advised us that it has from time to time made a secondary market in the initial notes, it is not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

We have agreed to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended, or, if such indemnification is not available, to contribute to payments which the underwriter may be required to make in respect of these liabilities.

In connection with the offering, the underwriter may engage in stabilizing transactions, over-allotment transactions and covering transactions in accordance with Regulation M under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment transactions involve sales by the underwriter of notes in excess of the principal amount of the notes the underwriter is obligated to purchase, which creates a short position.

•

Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

These stabilizing transactions, over-allotment transactions and covering transactions may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, the underwriter and certain of its affiliates have in the past and may in the future engage in investment and commercial banking or other transactions of a financial nature with us or our affiliates, including the provision of certain advisory services and the making of loans to us and our affiliates. The underwriter also acted as underwriter in connection with our previously completed offering of the initial notes.

We expect that delivery of the notes will be made against payment therefor on or about the settlement date specified on the cover page of this prospectus supplement, which is expected to be the third business day following the date of pricing of the notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the second business day before delivery will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade notes prior to the second business day preceding the delivery date of the notes should consult their own advisors.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

Notice to Prospective Investors in the United Kingdom

The underwriter represents, warrants and agrees as follows:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FSMA)) received by it in connection with the issue or sale of the securities in circumstances in which Section 21 of the FSMA does not apply to us; and

(b)	it has complied with, and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Hong Kong

The securities may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571) of Hong Kong and any rules made under that Ordinance, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap.32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the depositary securities may be issued or may be in the possession of any person for the purpose of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to depositary securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than:

(i)	to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”),

(ii)	to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or

(iii)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Germany

The notes may be offered and sold in Germany only in compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz) as amended, the Commission Regulation (EC) No 809/2004 of April 29, 2004 as amended, or any other laws applicable in Germany governing the issue, offering and sale of securities. This prospectus supplement has not been approved under the German Securities Prospectus Act (Wertpapierprospektgesetz) or the Prospectus Regulation and accordingly the notes may not be offered publicly in Germany.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the EEA and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the notes to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-10-or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in the Netherlands

In the Netherlands, the notes may only be offered to qualified investors (gekwalificeerde beleggers) within the meaning of section 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht). This prospectus supplement has not been approved by, registered or filed with the Netherlands Authority for the Financial Markets.

EXPERTS

The consolidated financial statements of NVR, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Our report on the consolidated financial statements refers to a change in the method of accounting for leases.

LEGAL MATTERS

The validity of the notes offered by means of this prospectus supplement and certain U.S. federal income tax matters will be passed upon for us by Hogan Lovells US LLP. Certain legal matters regarding the notes will be passed upon for the underwriter by Cravath, Swaine & Moore LLP, New York, NY.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement does not contain all of the information included in the registration statement on Form S-3 of which this prospectus supplement is a part. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Statements contained in this prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that such agreement or document be filed as an exhibit to the registration statement, please see such agreement or document for a complete description of these matters.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov and on the Company’s website at www.nvrinc.com. Information on our website does not constitute a part of this prospectus supplement.

In addition, because our common stock is listed on the New York Stock Exchange, you may inspect and copy our SEC filings at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, which we have previously filed with the SEC, and any future filings we make with the SEC, on or after the date hereof and prior to the completion of this offering under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, for the avoidance of doubt, any report or document, or portion of a report or document, that is furnished under applicable SEC rules rather than filed).

(a)

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (including portions of our definitive Proxy Statement filed with the SEC on March 18, 2020 to the extent specifically incorporated by reference in such Form 10-K), filed with the SEC on February 19, 2020;

(b)	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, filed with the SEC on May 7, 2020 and August 3, 2020, respectively; and

(c)	Our Current Reports on Form 8-K, filed on January 28, 2020 (other than the portion thereof furnished under Item 2.02 and Item 9.01), February 26, 2020, May 4, 2020, and May 6, 2020.

You may request a copy of these filings and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus at no cost by writing or telephoning us at:

Corporate Secretary

NVR, Inc.

11700 Plaza America Drive, Suite 500

Reston, Virginia 20190

(703) 956-4000

PROSPECTUS

NVR, Inc.

Debt securities

Common shares

Preferred shares

Depositary shares

Warrants

We may offer and sell, from time to time, in one or more series or classes, the following securities:

•	debt securities,

•	common shares,

•	preferred shares,

•	preferred shares represented by depositary shares, or

•	warrants to purchase securities.

We will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, each accompanying prospectus supplement and any documents we incorporate by reference into this prospectus or any prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may sell the securities to or through one or more underwriters, through dealers or agents, or through a combination of these methods on an immediate, continuous or delayed basis. If any underwriters, agents or dealers are involved in the sale of any securities, the applicable prospectus supplement will set forth their names, the specific terms of the plan of distribution, any over-allotment option and any applicable commissions or discounts. For more information, see “Plan of Distribution.” The specific manner in which any particular securities may be offered and sold will be described in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “NVR.” If we decide to list or seek a listing for any other securities, the related prospectus supplement will disclose the exchange or market on which the securities will be listed or where we have made an application for listing, as applicable.

Investing in these securities involves certain risks. See “Risk Factors” on page 2 and the other information included and incorporated by reference in this prospectus and the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings at any time and from time to time over the next three years.

This prospectus and any accompanying prospectus supplement or free writing prospectus which we have authorized do not contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the SEC’s rules and regulations. For further information, we refer you to the additional information described under the headings “Where To Obtain Additional Information” and “Incorporation by Reference.” Statements contained in this prospectus and any accompanying prospectus supplement or free writing prospectus which we have authorized, or which are incorporated by reference into this prospectus or such prospectus supplement, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the securities we may offer. Each time we sell any of the securities, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement or free writing prospectus may also add, update or change any information contained in this prospectus. If the information contained or incorporated by reference in this prospectus varies in any way from the information in a prospectus supplement or free writing prospectus (including any information incorporated by reference therein), you should rely on such prospectus supplement or free writing prospectus and any information incorporated by reference therein. You should read both this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the headings “Where To Obtain Additional Information” and “Incorporation by Reference.”

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable, the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of such securities.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or a solicitation of an offer to buy securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus.

You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date of the applicable document containing such information. Our business, financial condition, results of operations, cash flows and prospects may have changed since that date.

The terms the “Company,” “we,” “us,” “our” and “NVR” as used in this prospectus refer to NVR, Inc. and its consolidated subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

RISK FACTORS

Investing in our securities involves risks. See the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2020, which is incorporated by reference in this prospectus, in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and the documents incorporated by reference herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained or incorporated by reference in this document include those regarding market trends, our financial position and financial results, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: the impact of COVID-19 on us and the economy generally; general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by us and our customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by us in our homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which we have little or no control. We undertake no obligation to update such forward-looking statements except as required by law. For additional information regarding risk factors, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 19, 2020.

THE COMPANY

NVR, Inc. (“NVR”) was formed in 1980 as NVHomes, Inc. Our primary business is the construction and sale of single-family detached homes, townhomes and condominium buildings, all of which are primarily constructed on a pre-sold basis. To more fully serve customers of our homebuilding operations, we also operate a mortgage banking and title services business. We conduct our homebuilding activities directly. Our mortgage banking operations are operated primarily through a wholly owned subsidiary, NVR Mortgage Finance, Inc. (“NVRM”).

We are one of the largest homebuilders in the United States. We operate in multiple locations in fourteen states, which are primarily in the eastern part of the country, and in Washington, D.C. During 2019, approximately 22% and 9% of our home settlements occurred in the Washington, D.C. and Baltimore, MD metropolitan areas, respectively, which accounted for approximately 27% and 11%, respectively, of our 2019 homebuilding revenues. Our homebuilding operations include the construction and sale of single-family detached homes, townhomes and condominium buildings under three trade names: Ryan Homes, NVHomes and Heartland Homes. Our Ryan Homes product is marketed primarily to first-time and first-time move-up buyers. Ryan Homes operates in thirty-two metropolitan areas located in Maryland, Virginia, Washington, D.C., West Virginia, Pennsylvania, New York, North Carolina, South Carolina, Florida, Ohio, New Jersey, Delaware, Indiana, Illinois and Tennessee. Our NVHomes and Heartland Homes products are marketed primarily to move-up and luxury buyers. NVHomes operates in Delaware and the Washington, D.C., Baltimore, MD and Philadelphia, PA metropolitan areas. Heartland Homes operates in the Pittsburgh, PA metropolitan area.

We generally do not engage in land development. Instead, we typically acquire finished building lots at market prices from various third party land developers pursuant to fixed price finished lot purchase agreements (“Lot Purchase Agreements”) that require deposits that may be forfeited if we fail to perform under the Lot Purchase Agreements. The deposits required under the Lot Purchase Agreements are in the form of cash or letters of credit in varying amounts and typically range up to 10% of the aggregate purchase price of the finished lots.

We believe that our lot acquisition strategy avoids the financial requirements and risks associated with direct land ownership and land development. We may, at our option, choose for any reason and at any time not to perform under these Lot Purchase Agreements by delivering notice of our intent not to acquire the finished lots under contract. Our sole legal obligation and economic loss for failure to perform under these Lot Purchase Agreements is limited to the amount of the deposit pursuant to the liquidated damage provision contained within the Lot Purchase Agreements. We do not have any financial guarantees or completion obligations and we typically do not guarantee lot purchases on a specific performance basis under these Lot Purchase Agreements. None of the creditors of any of the development entities with which we have entered these Lot Purchase Agreements have recourse to our general credit. We generally seek to maintain control over a supply of lots believed to be suitable to meet our five-year business plan.

In addition to constructing homes primarily on a pre-sold basis and utilizing what we believe is a conservative lot acquisition strategy, we focus on obtaining and maintaining a leading market position in each market we serve. This strategy allows us to gain valuable efficiencies and competitive advantages in our markets, which we believe contributes to minimizing the adverse effects of regional economic cycles and provides growth opportunities within these markets. Our continued success is contingent upon our ability to control an adequate supply of finished lots on which to build. As a result, in certain specific strategic circumstances we deviate from our historical lot acquisition strategy and engage in joint venture arrangements with land developers or directly acquire raw ground already zoned for its intended use for development. Once we acquire control of raw ground, we determine whether to sell the raw parcel to a developer and enter into a Lot Purchase Agreement with the developer to purchase the finished lots or hire a developer to develop the land on our behalf. While joint venture arrangements and direct land development activity are not our preferred method of acquiring finished building lots, we may enter into additional transactions in the future on a limited basis where there exists a compelling strategic or prudent financial reason to do so. We expect, however, to continue to acquire substantially all of our finished lot inventory using Lot Purchase Agreements with forfeitable deposits.

In addition to building and selling homes, we provide a number of mortgage-related services through our mortgage banking operations. Through operations in each of our homebuilding markets, NVRM originates mortgage loans almost exclusively for our homebuyers. NVRM generates revenues primarily from origination fees, gains on sales of loans and title fees. NVRM sells all of the mortgage loans it closes into the secondary markets on a servicing released basis.

We are incorporated in the Commonwealth of Virginia. Our principal executive offices are located at 11700 Plaza America Drive, Suite 500, Reston, Virginia 20190 and our telephone number is (703) 956-4000.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities for general corporate purposes, which may include the repayment of debt and share repurchases. We will have significant discretion in the use of any net proceeds. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the applicable prospectus supplement and/or free writing prospectus. Until we apply the net proceeds for specific purposes, we may invest such net proceeds in short-term or marketable securities.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities to which this prospectus and any applicable prospectus supplement may relate. The particular terms of the debt securities being offered and the extent to which such general provisions may apply will be set forth in the applicable indenture or in one or more supplemental indentures and will be described in a prospectus supplement and/or in a free writing prospectus or pricing supplement authorized by us, or which are incorporated by reference into this prospectus or such prospectus supplement, relating to the debt securities.

The senior indenture under which senior debt securities may be issued and a form of the subordinated indenture under which subordinated debt securities may be issued have been filed as exhibits to the registration statement of which this prospectus is a part. These indentures are available as described below under “Where To Obtain Additional Information” in this prospectus. All references appearing in this prospectus are to sections of each indenture unless otherwise indicated, and capitalized terms used but not defined below will have the respective meanings set forth in each indenture.

General

The debt securities will be our unsecured general obligations and may be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more indentures, as amended or supplemented from time to time, in each case between a trustee and us. Senior debt securities will be issued under the senior indenture and subordinated debt securities will be issued under the subordinated indenture.

Each indenture is or will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made under this heading relate to the debt securities and the indentures. These statements are summaries of provisions in the indentures and do not purport to be complete and are subject to, and qualified in their entirety by reference to, the indentures and debt securities themselves.

The indebtedness represented by our subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt securities. See “Ranking” below for more information.

We conduct a portion of our operations through subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due under the debt securities or to make any funds available, whether by dividends, loans or other payments. The payment of dividends or the making of loans and advances to us by the subsidiaries may be subject to contractual, statutory or regulatory restrictions, which, if material, would be disclosed in the applicable prospectus supplement. Moreover, such payments, loans and advances would be contingent upon the earnings of the subsidiaries. Our right to receive assets of any of the subsidiaries upon liquidation or recapitalization of the subsidiaries (and the consequent right of the holders of debt securities to participate in those assets) will be subject to the claims of the subsidiaries’ creditors. In the event that we are recognized as a creditor of a subsidiary, our claims would still be subject to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that of the debt securities.

Except as set forth in the applicable indenture or in one or more supplemental indentures and described in an applicable prospectus supplement, the debt securities may be authenticated and delivered under the applicable indenture without limit as to aggregate principal amount, and may be issued in one or more series, in each case as established from time to time in or under authority granted by a resolution of our board of directors as established in the applicable indenture or in one or more supplemental indentures. All debt securities of one series do not have to be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series (Section 301).

Each indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee, and, except as otherwise indicated in the applicable indenture or supplemental indenture, any action permitted to be taken by each trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement relating to any series of debt securities being offered will contain information on the specific terms of those debt securities, including, without limitation:

•	the title of such debt securities and whether such debt securities are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of such debt securities;

•	the date or dates, or the method for determining the date or dates, on which the principal of such debt securities will be payable;

•	the rate or rates at which such debt securities will bear interest, if any, or the method by which such rate or rates will be determined;

•

the date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates on which any interest will be payable, the regular record dates, if any, for interest payable on any interest payment dates, or the method by which record dates may be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

the place or places where the principal of (and premium) and interest on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer, exchange or conversion and where notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

•

the period or periods within which, the price or prices at which, and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at our option, if we have the option to redeem;

•

our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any provision or at the option of a holder of the debt securities, and the period or periods within which or the date and dates on which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to our obligation to redeem, repay or repurchase such debt securities;

•	if other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable;

•

whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts are to be determined;

•	any additions to, modifications of or deletions from the terms of such debt securities with respect to events of default or covenants set forth in the applicable indenture;

•

whether such debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple of $1,000 and, if in bearer form, the denominations thereof if other than $5,000;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture;

•

whether such debt securities will be convertible into our Common Stock, $0.01 par value per share (“common shares”), preferred shares or other securities and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, and any applicable limitations on the ownership or transferability of the securities into which such debt securities are convertible;

•

whether and under what circumstances we will pay any additional amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment; and

•	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture (Section 301).

The debt securities may provide for less than the entire principal amount to be payable upon the declaration of acceleration of maturity. We refer to such debt securities as “original issue discount securities.” Special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Except as described in the applicable indenture or in one or more supplemental indentures, the applicable indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities, if in registered form other than global form, will be issuable in denominations of $1,000 and integral multiples of $1,000, and, if in bearer form other than global form, will be issuable in denominations of $5,000 (Section 302).

Unless otherwise specified in the applicable prospectus supplement, the principal of (and applicable premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, payment of interest may be made by check mailed to the address of the person entitled to the interest payment as it appears in the applicable register for the debt securities or by wire transfer of funds to such person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002).

Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will cease to be payable to the holder on the applicable regular record date and may either be paid:

•

to the person in whose name such debt security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the trustee, and notice whereof will be given to the holder of such debt security not less than ten days prior to such special record date; or

•	at any time in any other lawful manner, all as more completely described in the applicable indenture or supplemental indenture (Section 307).

Subject to limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series, of any authorized denomination or denominations and of a like aggregate principal amount and tenor upon surrender of such debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent (in addition to the applicable trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities (Sections 305 and 1002).

Neither we nor the trustee will be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing or publication, whichever is applicable, of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•

issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be repaid (Section 305).

Merger, Consolidation or Sale

We will be permitted to consolidate with, sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that:

•

either we are the continuing entity, or the successor entity expressly assumes the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

•

immediately after giving effect to such transaction and treating any indebtedness that becomes our obligation or the obligation of any of our Subsidiaries as a result thereof as having been incurred by us or a Subsidiary (as defined below) at the time of such transaction, no event of default under the applicable indenture or supplemental indentures, and no event which, after notice or the lapse of time, or both, would become such an event of default, will have occurred and be continuing; and

•	an officers’ certificate and legal opinion covering such conditions described above is delivered to the trustee (Sections 801 and 803).

“Subsidiary” means a corporation or a partnership, a majority of the outstanding voting stock or partnership interests, as the case may be, of which is owned, directly or indirectly, by us or by one or more of our Subsidiaries. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency (Section 101).

Certain Covenants

Existence. Except as described above under “Merger, Consolidation or Sale,” we will be required to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (by articles of incorporation, bylaws and statute) and franchises. However, we will not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of the debt securities (Section 1004).

Insurance. We will be required to, and we will be required to cause each of our Subsidiaries to, keep all insurable properties insured against loss or damage at least equal to their then full insurable value (Section 1006).

Payment of Taxes and Other Claims. We will be required to pay or discharge, or cause to be paid or discharged, before they become delinquent:

•	all material taxes, assessments and governmental charges levied or imposed upon us or any Subsidiary or upon our income, profits or property or the income, profits or property of any Subsidiary; and

•	all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any Subsidiary.

However, we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section 1007).

Additional Covenants and/or Modifications to Covenants

Any additional covenants and/or modifications to the covenants described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable indenture or supplemental indenture and described in the prospectus supplement relating to such debt securities.

Events of Default, Notice and Waiver

Each indenture provides that the following events are “events of default” with respect to any series of debt securities issued thereunder (except as may be otherwise provided in the supplemental indenture establishing such series of debt securities and described in the applicable prospectus supplement):

•	default for 30 days in the payment of any installment of interest on any debt security of such series;

•	default in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity;

•

default in the performance or breach of any other covenant or warranty of ours contained in the applicable indenture continued for 60 days after written notice, as provided in the applicable indenture;

•

default in the payment of an aggregate principal amount exceeding $5,000,000 of any of our recourse indebtedness or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, if such indebtedness is not discharged;

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary or the property of either; and

•	any other event of default provided with respect to a particular series of debt securities (Section 501).

“Significant Subsidiary” means any subsidiary of ours that is a “significant subsidiary” within the meaning of Regulation S-X promulgated by the SEC under the Securities Act of 1933 (Section 101).

Except as otherwise provided with respect to any series of debt securities, if an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) and premium (if any) of all the debt securities of that series to be due and payable immediately by written notice to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series may rescind and annul such declaration and its consequences if:

•

we have paid or deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series, plus fees, expenses, disbursements and advances of the applicable trustee; and

•

all events of default, other than the non-payment of accelerated principal of (or premium, if any) or interest on the debt securities of such series have been cured or waived as provided in the applicable indenture (Section 502).

Each indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

•

in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby (Section 513).

Each trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless such default has been cured or waived. However, the trustee will be protected in withholding notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of the trustee consider such withholding of notice to be in the interest of those holders (Section 601).

Each indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the cases of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity satisfactory to it (Section 507). This provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof (Section 508).

Subject to provisions in each indenture relating to its duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under an indenture, unless such holders have offered to the trustee security or indemnity satisfactory to it (Section 602). The holders of not less than a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining in such direction (Section 512).

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status of the default (Section 1008).

Modification of the Indentures

Modifications and amendments of an indenture will be permitted only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under such indenture which are affected by such modification or amendment. However, except as otherwise provided with respect to any series of debt securities, no such modification or amendment may, without the consent of the holder of each such debt security affected by the modification or amendment:

•	change the stated maturity of the principal of (or premium, if any), or any installment of principal or interest on, any such debt security;

•

reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of any such debt security;

•	change the place of payment or the coin or currency for payment of principal (or premium, if any) or interest on any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity with respect to any such debt security;

•

reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture or to waive compliance with certain provisions of such indenture or certain defaults and consequences under such indenture;

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of various past defaults or covenants, except to increase the required percentage to effect such action or to provide that other provisions of the applicable indenture may not be modified or waived without the consent of the holder of such debt security;

•	release any guarantors (if any) from their guarantees with respect to the debt securities; or

•	modify the ranking or priority of the debt securities (Section 902).

Our compliance with covenants relating to the maintenance of our existence and properties may be waived by the holders of at least a majority in principal amount of all outstanding debt securities of such series (Section 1010).

Except as otherwise provided with respect to any series of debt securities, modifications and amendments of an indenture may be made by us and the applicable trustee without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person as obligor under such indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to add or change any provisions of such indenture to allow debt securities in bearer form to be registrable as to principal or issued in exchange for registered securities or debt securities in bearer form of other denominations, provided that such action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to change or eliminate any restrictions on payment of any premium, principal or interest on debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to change or eliminate any provisions of such indenture, if any such change or elimination becomes effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under such indenture by more than one trustee;

•

to cure any ambiguity, or to correct or supplement any defect or inconsistency in such indenture, or to make any other provisions with respect to matters or questions arising under such indenture which are not inconsistent with the provision of such indenture;

•

to supplement any of the provisions of such indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, if such action does not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to make any change that does not adversely affect the legal rights under such indenture of any holder of debt securities of any series issued thereunder; or

•	to add a guarantor of the debt securities (Section 901).

Each indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder:

•

the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity of the original issue discount security;

•

the principal amount of any debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of original issue discount security, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point);

•

the principal amount of an indexed security that is deemed outstanding will be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to the applicable indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or any affiliate of ours or of such other obligor will be disregarded.

Ranking

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of (and premium or make-whole amount, if any) and interest on any subordinated debt securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all “Senior Debt” (as defined below) (Sections 1401 and 1402 of the subordinated indenture). However, our obligation to make payments of the principal and interest on such subordinated debt securities will not otherwise be affected (Section 1408 of the subordinated indenture). No payment of principal (or premium, if any) or interest will be permitted to be made on subordinated debt securities at any time if a default on Senior Debt exists that permits the holders of the Senior Debt to accelerate its maturity, and the default is the subject of judicial proceedings or we receive notice of the default (Section 1403 of the subordinated indenture). After all Senior Debt is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the right of holders of Senior Debt to the extent that distributions otherwise payable to holders of subordinated debt securities have been applied to the payment of Senior Debt (Section 1407 of the subordinated indenture). By reason of such subordination, in the event of a distribution of assets upon insolvency, certain of our general creditors may recover more, ratably, than holders of subordinated debt securities.

Under the subordinated indenture, “Senior Debt” will mean the principal of (and premium, if any) and interest on, or substantially similar payments that we make in respect of the following, whether outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed:

•	our indebtedness for money borrowed or represented by purchase-money obligations;

•	our indebtedness evidenced by notes, debentures, or bonds or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument;

•	our obligations as lessee under leases of property either made as part of a sale and leaseback transaction to which we are a party or otherwise;

•	indebtedness of partnerships and joint ventures which is included in our consolidated financial statements;

•

indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise, to pay or advance money or property or as guarantor, endorser or otherwise, or which we have agreed to purchase or otherwise acquire; and

•	any binding commitment of ours to fund a real estate investment or to fund an investment in an entity making a real estate investment,

in each case other than:

•

any indebtedness, obligation or liability as to which, in the instrument creating or evidencing such indebtedness, obligation or liability, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities or ranks equally with the subordinated debt securities;

•

any such indebtedness, obligation or liability which is subordinated to our indebtedness to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and

•	the subordinated debt securities.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the applicable prospectus supplement or the information incorporated herein by reference will contain the approximate amount of Senior Debt outstanding as of the end of our most recent fiscal quarter for which financial statements are available.

Discharge, Defeasance and Covenant Defeasance

We may be permitted under the applicable indenture to discharge certain obligations to holders of any series of debt securities that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

Each indenture provides that, if the provisions relating to defeasance and covenant defeasance are made applicable to the debt securities of or within any series, we may elect either:

•

to defease and be discharged from any and all obligations with respect to such debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities, and the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust), which we refer to as a “defeasance” (Section 1302); or

•

to be released from our obligations with respect to such debt securities under specified sections of Article Ten of the applicable indenture as described in the applicable prospectus supplement and any omission to comply with such obligations will not be an event of default with respect to such debt securities, which we refer to as a “covenant defeasance” (Section 1303), in either case, upon our irrevocable deposit by us with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations (as defined below), or both, applicable to such debt securities which, through the scheduled payment of principal and interest in accordance with their terms, will provide money in an amount sufficient without reinvestment to pay the principal of (and premium, if any) and interest on such debt securities on the scheduled due dates therefor.

Such a trust may only be established if, among other things, we have delivered to the applicable trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, is required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture (Section 1304).

As used in this prospectus, “government obligations” means securities which are:

•

direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•

obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America or such government, and which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depositary receipt (Section 101).

Unless otherwise provided in the applicable prospectus supplement, if, after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

•

the holder of a debt security of such series is entitled to, and does, elect pursuant to the applicable indenture or the terms of such debt security to receive payment in a currency or currency unit other than that in which such deposit has been made in respect of such debt security; or

•	a conversion event (as defined below) occurs in respect of the currency or currency unit in which such deposit has been made,

the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency or currency unit in which such debt security becomes payable as a result of such election or such conversion event based on the applicable market exchange rate (Section 1305).

As used in this prospectus, “conversion event” means the cessation of use of:

•

a foreign currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

•	any currency unit or composite currency for the purposes for which it was established (Section 101).

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance will be made in U.S. dollars.

In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default other than the event of default described in the third bullet point under “Events of Default, Notice and Waiver” with respect to specified sections of Article Ten of each indenture (which sections would no longer be applicable to such debt securities as a result of such covenant defeasance) or described in the sixth bullet point under “Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, we will remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Redemption of Debt Securities

Each indenture provides that the debt securities may be redeemed at any time at our option, in whole or in part, at the prescribed redemption price, except as may otherwise be provided in connection with any debt securities or series thereof.

From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notice of any optional redemption by us of any debt securities will be given to holders at their addresses, as shown in the security register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and, in the case of partial redemption, the principal amount of the debt securities held by such holder to be redeemed. (Section 1104).

If we elect to redeem debt securities, we will notify the applicable trustee at least 45 days prior to the notice of redemption given to holders (or such shorter period as is satisfactory to the trustee) of the aggregate principal amount of debt securities to be redeemed and the redemption date. If less than all the debt securities are to be redeemed, the applicable trustee will select the debt securities to be redeemed in such manner as it deems fair and appropriate. (Section 1102 and 1103).

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for common shares, preferred shares or other securities. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the number of shares of common shares, preferred shares or other securities to be received upon conversion or exchange would be calculated.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to such series.

DESCRIPTION OF CAPITAL STOCK

The following description of our Capital Stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation (the “Articles of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”) and the applicable provisions of the Virginia Stock Corporation Act. For more information on how you can obtain the Articles of Incorporation and the Bylaws, see “Where to Obtain Additional Information.”

Common Stock

General

We are authorized to issue 60,000,000 common shares. As of April 27, 2020, we had 3,675,948 common shares outstanding. Our outstanding common shares are currently listed for trading on the New York Stock Exchange under the symbol “NVR.” We will apply to the securities exchange on which our shares are traded to list the additional common shares to be sold pursuant to any prospectus supplement, and we anticipate that such shares will be listed.

Quorum and Voting

The presence, in person or by proxy, of holders of a majority of the voting shares entitled to be cast on a matter at a meeting of the shareholders, constitutes a quorum for action on that matter. Our directors are elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Holders of common shares do not have the right to cumulate their votes for directors. Except as otherwise required by law or by our Articles of Incorporation or Bylaws, any other action by any voting group is approved if the votes cast favoring the action within that voting group exceed the votes cast opposing the action within that voting group. The affirmative vote of holders of a majority of the outstanding shares is necessary to amend various provisions of our Articles of Incorporation and Bylaws. Holders of common shares may vote their shares in person or by proxy.

Dividends

In accordance with its corporate power under Virginia law, our board of directors may determine that dividends are to be paid to the holders of the common shares from time to time out of legally available funds.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of affairs, the holders of common shares then outstanding are entitled to share ratably in all of our assets remaining after payment of all debts and other liabilities and any liquidation preference of the holders of preferred shares.

Other Rights and Preferences

Holders of common shares do not have any preemptive rights to purchase, subscribe for or otherwise acquire any other common shares or any other of our securities, whether currently authorized or authorized in the future. Shareholders may act without a meeting and without action by our board of directors if such action is taken by all shareholders entitled to vote on the action in the manner provided in the Virginia Stock Corporation Act.

Preferred Stock

We are authorized to issue 15,000,000 preferred shares. No preferred shares currently are outstanding. Under our Articles of Incorporation, our board of directors may from time to time establish and issue preferred shares. Our board of directors may determine the designation, preference, limitations and relative rights of each series of preferred shares so issued, as established by one or more amendments to our Articles of Incorporation adopted by our board of directors or the shareholders in accordance with the Virginia Stock Corporation Act.

The prospectus supplement relating to any preferred shares offered thereby will contain the specific terms thereof, including, without limitation:

•	the designation of such preferred shares;

•	the number of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

•	the dividend rate, period and/or payment date or method of calculation thereof applicable to such preferred shares;

•	the date from which dividends on such preferred shares will accumulate, if applicable;

•	the voting rights of the preferred shares;

•	the provision for a sinking fund, if any, for such preferred shares;

•	the provision for redemption, if applicable, of such preferred shares;

•	the terms and conditions, if applicable, upon which such preferred shares will be convertible into our common shares, including the conversion price (or manner of calculation thereof);

•	any other specific preferences, limitations and relative rights of such preferred shares;

•	a discussion of federal income tax considerations applicable to such preferred shares;

•	the relative ranking and preferences of such preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	whether interests in such preferred shares will be represented by depositary shares.

Because our board of directors has the power to establish the preference, limitations and relative rights of each series of preferred shares, it may afford the holders of any series of preferred shares preference, limitations and relative rights, voting or otherwise, senior to the rights of holders of common shares.

Certain Provisions of Governing Documents and Virginia Law

Board of Directors

Our Articles of Incorporation and Bylaws provide that our board of directors shall have no less than seven and no more than 13 members, as established from time to time by resolution of our board of directors. Our directors serve for one-year terms and can be removed from office only for cause and only by the affirmative vote of holders of shares having a majority of the votes entitled to be cast in the election of directors. Vacancies on our board of directors may be filled by our shareholders or by our remaining directors.

Change In Control and Anti-Takeover Matters

We have opted not to be subject to the restrictions on acquiring control of Virginia corporations under Article 14.1 (Control Share Acquisitions) of the Virginia Stock Corporation Act.

Our Bylaws require that shareholders give advance notice of proposals to be presented at meetings of shareholders, including director nominations. Shareholder nominations for directors may not exceed twenty percent (20%) of the number of directors in office as of the last permissible day to deliver such advance notice, as set forth in our Bylaws, and such shareholders must meet the eligibility criteria set forth therein. In addition, our Bylaws provide that special meetings of our shareholders may be called only by a majority of the board of directors.

Amendment of Articles of Incorporation and Bylaws

Our Articles of Incorporation may be amended by the affirmative vote of a majority of the board of directors, to the extent permitted by the Virginia Stock Corporation Act, or by the affirmative vote of the holders of a majority of our outstanding shares, or, if more than one voting group is entitled to vote separately on such amendment, a majority of the outstanding shares in such voting group, at a meeting at which a quorum is present with respect to each voting group eligible to vote separately on such amendment.

Various provisions of our Bylaws can be amended by the shareholders or by the affirmative vote of a majority of our board of directors. Furthermore, the affirmative vote of the holders of a majority of our outstanding shares is necessary to amend certain provisions of our Bylaws, including, among other things, the provisions applicable to the composition of the board of directors, the quorum and voting requirements for certain actions, restrictions on affiliate transactions, and committees of the board of directors.

Registrar and Transfer Agent

The registrar and transfer agent for our common shares is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred shares, as specified in the applicable prospectus supplement. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depository named therein and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred shares represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred shares represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares by us to the preferred share depository, we will cause the preferred share depository to issue, on our behalf, the depositary receipts.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares will be described in the applicable prospectus supplement. The description below and in any prospectus supplement does not include all of the terms of the depositary shares and should be read together with the applicable deposit agreement and related depositary receipts, each of which are incorporated by reference in this prospectus.

Dividends

The preferred share depository will distribute all cash dividends received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depository.

In the event of a dividend other than in cash, the preferred share depository will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depository, unless the preferred share depository determines that it is not feasible to make such distribution, in which case the preferred share depository may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the preferred share depository (unless the related depositary shares have previously been called for redemption), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred shares on the basis of the proportion of the preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the preferred share depository will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by the preferred share depository, the preferred share depository will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed, provided we have paid in full to the preferred share depository the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us.

From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any monies payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption upon surrender thereof to the preferred share depository.

Voting of the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the preferred share depository will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred share depository as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred share depository will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred share depository in order to enable the preferred share depository to do so. The preferred share depository will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred share depository will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred share depository.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred share depository with written instructions to the preferred share depository to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares, other preferred shares or other securities, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion will result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred share depository. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least a majority of the depositary shares evidenced by the depositary receipts then outstanding. No amendment will impair the right, subject to certain exceptions in the depository agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred share depository if holders of at least two-thirds of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred share depository will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred share depository with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•

there has been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares; or

•	each share of the related preferred shares has been converted into our common shares, preferred shares or other securities not so represented by depositary shares.

Charges of Preferred Share Depository

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred share depository in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges as well as the fees and expenses of the preferred share depository for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depository

The preferred share depository may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred share depository, any such resignation or removal to take effect upon the appointment of a successor preferred share depository. A successor preferred share depository must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States.

Miscellaneous

The preferred share depository will forward to holders of depositary receipts any reports and communications from us which are received by the preferred share depository with respect to the related preferred shares.

Neither the preferred share depository nor we will be liable if the preferred share depository is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and the preferred share depository’s obligations under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred share depository will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred share depository may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred share depository receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred share depository will be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of any of the types of securities offered by this prospectus. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of the warrants and the warrant agreement in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the designation, number and terms of the securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities offered thereby with which such warrants are issued and the number of such warrants issued with each such security offered thereby;

•	the date, if any, on and after which such warrants and the related security will be separately transferable;

•	the price at which each of the securities purchasable upon exercise of such warrants may be purchased and any provisions for changes or adjustments to the exercise price;

•	the date on which the right to exercise such warrants will commence and the date on which such right will expire;

•	the minimum or maximum number of such warrants which may be exercised at any one time;

•	information with respect to book entry procedures, if any;

•	a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest on, the debt securities purchasable upon exercise; or

•	in the case of warrants to purchase equity securities, the right to vote or receive dividend payments or similar distributions on the securities purchasable upon exercise.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described herein will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts will be designated by the underwriters, dealers or agents with respect to the securities or by us if we directly offer and sell the securities. Ownership of global securities will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to ownership interests of participants) and records of the participants (with respect to ownership interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability of certain persons to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, beneficial owners of global securities will not:

•	be entitled to have any of the individual securities of the series represented by such global security registered in their names;

•	receive or be entitled to receive physical delivery of any such securities in definitive form; and

•	be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of global securities for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to or through underwriters or dealers, and also may sell them directly to other purchasers or through agents, or through a combination of any of these methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents, in the form of discounts, concessions, or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the applicable prospectus supplement. The applicable prospectus supplement will also describe the other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

Under agreements we may enter into, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933.

Underwriters, dealers and agents may engage in transactions with or perform services for us, or be our customers in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase the securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each such contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to such contracts will be neither less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom such contracts, when authorized, may be made include savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Such contracts will not be subject to any conditions except:

•

the purchase by an institution of the securities covered by such contracts may not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject; and

•	if the securities are being sold to underwriters, we must have sold to such underwriters the total principal amount of such securities less the principal amount thereof covered by such contracts.

In connection with the sale of the securities, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot the offering, creating a short position. In addition, the underwriters may bid for and purchase the securities in the open market to cover short positions or to stabilize the price of the securities. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters will not be required to engage in these activities, and may end any of these activities at any time.

EXPERTS

The consolidated financial statements of NVR, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Our report on the consolidated financial statements refers to a change in the method of accounting for leases.

LEGAL MATTERS

Certain legal matters in connection with the securities registered herein will be passed upon for us by Hogan Lovells US LLP, Washington, D.C.

WHERE TO OBTAIN ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov and on the Company’s website at www.nvrinc.com. Information on our website does not constitute a part of this prospectus.

In addition, because our common shares are listed on the New York Stock Exchange, you may inspect and copy our SEC filings at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, which we have previously filed with the SEC, and any future filings we make with the SEC on or after the date hereof and prior to the completion of the applicable offering under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than, for the avoidance of doubt, any report or document, or portion of a report or document, that is furnished under applicable SEC rules rather than filed).

•

Our Annual Report on Form 10-K for the fiscal year ended December  31, 2019 (including portions of our definitive Proxy Statement filed with the SEC on March 18, 2020 to the extent specifically incorporated by reference in such Form 10-K), filed with the SEC on February 19, 2020;

•	Our Current Reports on Form 8-K, filed on January 28, 2020 (other than the portion thereof furnished under Item 2.02 and Item 9.01) and February 26, 2020; and

•

The description of our common shares included in our Registration Statement on Form 8-A filed with the SEC on December 27, 2007, including any amendment or report filed for the purpose of updating this description.

Any information contained or incorporated by reference herein shall be deemed to be updated or superseded for purposes of this prospectus to the extent that other information contained herein or in any of the future filings we make with the SEC, which also is or is deemed to be incorporated by reference herein or in any prospectus supplement, updates or supersedes such information. Any information so updated or superseded shall not be deemed, except as so updated or superseded, to constitute a part of this prospectus.

You may request a copy of these filings and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus at no cost by writing or telephoning us at:

Corporate Secretary

NVR, Inc.

11700 Plaza America Drive, Suite 500

Reston, Virginia 20190

(703) 956-4000